Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$235,710
Unrealized Gain (Loss) on Market Value of Futures	6,220,660
Dividend Income	4,989
Interest Income	132
ETF Transaction Fees	1,000
Total Income (Loss)	$6,462,491

Expenses
Investment Advisory Fee	$93,381
Tax Reporting Fees	29,342
Audit fees	6,811
NYMEX License Fee	3,800
Prepaid Insurance Expense	1,944
Brokerage Commissions	1,322
Non-interested Directors' Fees and Expenses	1,098
SEC & FINRA Registration Expense	788
Legal Fees	326
Total Expenses	$138,812
Net Gain (Loss)	$6,323,679

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$180,203,262
Additions (100,000 Units)	4,236,771
Net Gain (Loss)	6,323,679

Net Asset Value End of Period	$190,763,712
Net Asset Value Per Unit (4,300,000 Units)	$44.36

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502